Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 13, 2025, and include the following:

•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire or to fill existing vacancy;
•risks that we may not be able to proceed with or obtain necessary approvals for any development, redevelopment or renovation project, and that completion of anticipated or ongoing property development, redevelopment, or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital, or if the costs of capital we obtain are significantly higher than historical levels;
•risks associated with general economic conditions, including inflation, tariffs, and local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as worldwide pandemics), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 13, 2025 and subsequent quarterly reports on Form 10-Q.

NEWS RELEASE	www.federalrealty.com

FOR IMMEDIATE RELEASE

Investor Inquiries:	Media Inquiries:
Jill Sawyer	Brenda Pomar
Senior Vice President, Investor Relations	Senior Director, Corporate Communications
301.998.8265	301.998.8316
jsawyer@federalrealty.com	bpomar@federalrealty.com

Federal Realty Investment Trust Reports Second Quarter 2025 Results
NORTH BETHESDA, Md. (August 6, 2025) - Federal Realty Investment Trust (NYSE:FRT) today reported its results for the second quarter ended June 30, 2025. For the three months ended June 30, 2025 and 2024, net income available for common shareholders was $1.78 per diluted share and $1.32 per diluted share, respectively. Operating income for the same periods was $202.7 million and $157.0 million, respectively.
Highlights for the second quarter and subsequent to quarter-end include:
•Generated NAREIT funds from operations available to common shareholders (FFO) per diluted share of $1.91 for the quarter, compared to $1.69 for the second quarter of 2024.
◦FFO for the second quarter of 2025 included $13.0 million, or $0.15 per share of new market tax credit ("NMTC") transaction income. Excluding this income, FFO per diluted share was $1.76.
•Signed 119 leases for 643,810 square feet of comparable retail space at a cash basis rollover growth of 10% and 21% on a straight-line basis.
•Generated comparable property operating income (POI) growth of 4.9%, excluding lease termination fees and prior period rents collected.
•Reported overall portfolio occupancy of 93.6% and a leased rate of 95.4% at quarter end, representing a change of:
◦+50 basis points of occupancy and +10 basis points of leased rate year-over-year
◦Flat occupancy and -30 basis points of leased rate quarter-over-quarter
•Continued strong small shop leased rate, ending the quarter at 93.4% leased representing an increase of +90 basis points year-over-year.
•During the quarter and subsequent to quarter end, announced the advancement of Federal’s capital allocation strategy with the following transactions:
◦Acquired two dominant open-air retail centers in Leawood, KS totaling 550,000 square feet for $289 million;
◦Sold two properties in California for $143 million;
◦Commenced construction on Lot 12, a 258-unit residential project at Santana Row in San Jose, CA.

•Announced a first-of-its-kind agreement with Mercedes-Benz High-Power Charging (HPC), naming the automaker its preferred electric vehicle charging provider.
•Increased the regular quarterly cash dividend by approximately 3% to $1.13 per common share, resulting in an indicated annual rate of $4.52 per common share. This marks the 58th consecutive year that Federal Realty has increased its common dividend, the longest record of consecutive annual dividend increases in the REIT sector.
•Ended the quarter with over $1.5 billion in total liquidity.
•Raised guidance for 2025 earnings per diluted share to $3.91 - $4.01 and 2025 FFO per diluted share to $7.16 - $7.26, which includes $0.15 in NMTC transaction income, representing over 6% growth at the midpoint year-over-year.
“Our second quarter results were strong, and we feel great about the back half of the year – driving our confidence to raise guidance,” said Donald C. Wood, Federal Realty’s Chief Executive Officer. “Our consumer remains healthy, tenant credit is strong and we’re staying sharply focused on disciplined capital allocation. Our new partnership with Mercedes-Benz HCP further reinforces the strength of our premium brand and the caliber of companies that choose to partner with us.”
Financial Results
Net Income
For the second quarter 2025, net income available for common shareholders was $153.9 million and earnings per diluted share was $1.78 versus $110.0 million and $1.32, respectively, for the second quarter 2024.
FFO
For the second quarter 2025, FFO was $165.5 million, or $1.91 per diluted share, which includes $13.0 million, or $0.15 per share, of NMTC transaction income. Excluding this income, FFO was $1.76 per diluted share. This compares to $141.3 million, or $1.69 per diluted share for the second quarter 2024.
FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.
Operational Update
Occupancy
The following operational metrics for the commercial portfolio are as of June 30, 2025:
•The overall portfolio was 93.6% occupied, an increase of +50 basis points year-over-year and flat sequentially.
•Leased rate for the overall portfolio was 95.4%, an increase of +10 basis points year-over-year and down 30 basis points sequentially.
•Small shop leased rate was 93.4%, an increase of +90 basis points year-over-year and down 10 basis points sequentially.
The residential leased rate was 96.9% as of June 30, 2025.

Leasing Activity
During the second quarter 2025, Federal Realty signed 122 leases for 653,366 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty signed 119 leases for 643,810 square feet at an average rent of $37.98 per square foot, compared to the average contractual rent of $34.39 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of 10%, and 21% on a straight-line basis. Comparable leases represented 98% of total comparable and non-comparable retail leases signed during the second quarter 2025.
Transaction Activity
•July 1, 2025 – acquired Town Center Plaza and Town Center Crossing, two dominant open-air retail centers in Leawood, KS totaling approximately 550,000 square feet, for $289 million.
•June 23, 2025 – completed the sale of its 181,000 square feet Hollywood Boulevard retail property in Los Angeles, CA for $69 million.
•May 12, 2025 – completed the sale of Levare, a 108-unit residential building located on the periphery of Santana Row (see quarterly earnings area of the Investors section on our website for explanation of periphery) in San Jose, CA for $74 million.
Development
Federal Realty commenced construction on Lot 12 at Santana Row, a 258-unit residential project with an expected total investment of approximately $145 million.
Other Activity
•Announced a first-of-its-kind agreement with Mercedes-Benz High-Power Charging (HPC), naming the automaker its preferred electric vehicle (EV) charging provider. The collaboration establishes the foundation for a scalable rollout, expected to bring more than 500 ultra-fast charging stalls to at least 50 of Federal Realty's premier open-air retail destinations in its national portfolio.
•Released the company's 2024 Sustainability Report.
Regular Quarterly Dividends
Federal Realty announced today that its Board of Trustees increased the regular quarterly cash dividend to $1.13 per common share, resulting in an indicated annual rate of $4.52 per common share. The regular common dividend will be payable on October 15, 2025 to common shareholders of record as of October 1, 2025. This increase represents the 58th consecutive year that Federal Realty has increased its common dividend, the longest record of consecutive annual dividend increases in the REIT sector.
Federal Realty’s Board of Trustees also declared a quarterly cash dividend on its Class C depositary shares, each representing 1/1000 of a 5.000% Series C Cumulative Preferred Share of Beneficial Interest, of $0.3125 per depositary share. All dividends on the depositary shares will be payable on October 15, 2025 to shareholders of record as of October 1, 2025.

2025 Guidance
Federal Realty has raised and tightened its 2025 guidance, as summarized in the table below:

Full Year 2025 Guidance	Revised Guidance	Prior Guidance
2025 Earnings per diluted share	$3.91 to $4.01	$3.00 to $3.12
2025 FFO per diluted share	$7.16 to $7.26	$7.11 to $7.23
2025 FFO per diluted share, excluding NMTC transaction income	$7.01 to $7.11	$6.96 to $7.08
Conference Call Information
Federal Realty’s management team will present an in-depth discussion of Federal Realty’s operating performance on its second quarter 2025 earnings conference call, which is scheduled for Wednesday, August 6, 2025 at 5:00 PM ET. To participate, please call 833-821-4548 or 412-652-1258 five to ten minutes prior to the call start time. The teleconference can also be accessed via a live webcast at www.federalrealty.com in the Investors section. A replay of the webcast will be available on Federal Realty’s website at www.federalrealty.com. A telephonic replay of the conference call will also be available through August 20, 2025 by dialing 844-512-2921 or 412-317-6671; Passcode: 10201012.
About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail-based properties located primarily in major coastal markets and select underserved regions with strong economic and demographic fundamentals. Founded in 1962, Federal Realty's mission is to deliver long-term, sustainable growth through investing in communities where retail demand exceeds supply. This includes a portfolio of open-air shopping centers and mixed-use destinations—such as Santana Row, Pike & Rose and Assembly Row—which together reflect the company's ability to create distinctive, high-performing environments that serve as vibrant destinations for their communities. Federal Realty's 102 properties include approximately 3,500 tenants, in 27 million commercial square feet, and approximately 3,000 residential units.
Federal Realty has increased its quarterly dividends to its shareholders for 58 consecutive years, the longest record in the REIT industry. The company is an S&P 500 index member and its shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.federalrealty.com.
Safe Harbor Language
Certain matters discussed within this Press Release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 13, 2025 and include the following:

•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire or to fill existing vacancy;
•risks that we may not be able to proceed with or obtain necessary approvals for any development, redevelopment or renovation project, and that completion of anticipated or ongoing property development, redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital, or if the costs of capital we obtain are significantly higher than historical levels;
•risks associated with general economic conditions, including inflation, tariffs, and local economic conditions in our geographic markets;

•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as worldwide pandemics), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Press Release. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 13, 2025 and subsequent quarterly reports on Form 10-Q.

Federal Realty Investment Trust
Consolidated Income Statements
June 30, 2025
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
	(in thousands, except per share data)
	(unaudited)
REVENUE
Rental income	$302,477	$287,095	$604,771	$571,081
Other property income	8,769	8,680	15,354	15,739
Mortgage interest income	277	277	552	555
Total revenue	311,523	296,052	620,677	587,375
EXPENSES
Rental expenses	61,609	58,891	129,413	120,550
Real estate taxes	36,681	35,289	73,248	69,349
General and administrative	11,925	12,092	22,800	24,098
Depreciation and amortization	89,241	85,049	176,187	168,453
Total operating expenses	199,456	191,321	401,648	382,450

Gain on sale of real estate	76,501	52,280	77,672	52,280
New market tax credit transaction income	14,176	—	14,176	—

OPERATING INCOME	202,744	157,011	310,877	257,205

OTHER INCOME/(EXPENSE)
Other interest income	905	1,051	1,648	2,534
Interest expense	(44,598)	(44,312)	(87,073)	(88,005)
Income from partnerships	905	905	1,082	937
NET INCOME	159,956	114,655	226,534	172,671
Net income attributable to noncontrolling interests	(4,040)	(2,673)	(6,850)	(3,953)
NET INCOME ATTRIBUTABLE TO THE TRUST	155,916	111,982	219,684	168,718
Dividends on preferred shares	(2,008)	(2,008)	(4,016)	(4,016)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$153,908	$109,974	$215,668	$164,702

EARNINGS PER COMMON SHARE, BASIC:
Net income available for common shareholders	$1.78	$1.32	$2.51	$1.98
Weighted average number of common shares	85,969	82,932	85,722	82,768
EARNINGS PER COMMON SHARE, DILUTED:
Net income available for common shareholders	$1.78	$1.32	$2.51	$1.98
Weighted average number of common shares	86,611	83,563	86,300	82,768

Federal Realty Investment Trust
Consolidated Balance Sheets
June 30, 2025
	June 30,	December 31,
	2025	2024
	(in thousands, except share and per share data)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $1,824,341 and $1,825,656 of consolidated variable interest entities, respectively)	$10,721,587	$10,363,961
Construction-in-progress (including $20,665 and $9,939 of consolidated variable interest entities, respectively)	324,435	539,752
	11,046,022	10,903,713
Less accumulated depreciation and amortization (including $445,556 and $424,044 of consolidated variable interest entities, respectively)	(3,250,219)	(3,152,799)
Net real estate	7,795,803	7,750,914
Cash and cash equivalents	177,003	123,409
Accounts and notes receivable, net	225,936	229,080
Mortgage notes receivable, net	9,118	9,144
Investment in partnerships	33,133	33,458
Operating lease right of use assets, net	84,517	85,806
Finance lease right of use assets, net	6,520	6,630
Prepaid expenses and other assets	291,764	286,316
TOTAL ASSETS	$8,623,794	$8,524,757
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable, net (including $184,155 and $186,643 of consolidated variable interest entities, respectively)	$511,951	$514,378
Notes payable, net	614,631	601,414
Senior notes and debentures, net	3,360,925	3,357,840
Accounts payable and accrued expenses	192,122	183,564
Dividends payable	97,186	96,743
Security deposits payable	34,032	30,941
Operating lease liabilities	73,618	74,837
Finance lease liabilities	12,842	12,783
Other liabilities and deferred credits	225,196	227,827
Total liabilities	5,122,503	5,100,327
Commitments and contingencies
Redeemable noncontrolling interests	181,191	180,286
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $.01 par:
5.0% Series C Cumulative Redeemable Preferred Shares, (stated at liquidation preference $25,000 per share), 6,000 shares issued and outstanding	150,000	150,000
5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 392,878 shares issued and outstanding	9,822	9,822
Common shares of beneficial interest, $.01 par, 200,000,000 shares authorized, respectively, 86,261,214 and 85,666,220 shares issued and outstanding, respectively	869	862
Additional paid-in capital	4,302,220	4,248,824
Accumulated dividends in excess of net income	(1,216,794)	(1,242,654)
Accumulated other comprehensive income	2,912	4,740
Total shareholders’ equity of the Trust	3,249,029	3,171,594
Noncontrolling interests	71,071	72,550
Total shareholders’ equity	3,320,100	3,244,144
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,623,794	$8,524,757

Federal Realty Investment Trust
Funds From Operations / Other Supplemental Information
June 30, 2025
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$159,956	$114,655	$226,534	$172,671
Net income attributable to noncontrolling interests	(4,040)	(2,673)	(6,850)	(3,953)
Gain on sale of real estate	(76,501)	(52,280)	(77,672)	(52,280)
Depreciation and amortization of real estate assets	78,598	75,157	155,096	149,095
Amortization of initial direct costs of leases	9,358	8,179	18,435	15,916
Funds from operations	167,371	143,038	315,543	281,449
Dividends on preferred shares (2)	(1,875)	(1,875)	(3,750)	(3,750)
Income attributable to downREIT operating partnership units	603	688	1,272	1,380
Income attributable to unvested shares	(559)	(514)	(1,049)	(1,017)
FFO (3)	$165,540	$141,337	$312,016	$278,062
Weighted average number of common shares, diluted (2)(4)	86,611	83,657	86,393	83,495

FFO per diluted share (3)(4)	$1.91	$1.69	$3.61	$3.33

Dividends and Payout Ratios
Regular common dividends declared	$94,933	$91,085	$189,808	$181,564

Dividend payout ratio as a percentage of FFO	57%	64%	61%	65%

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$44,883	$30,585	$79,174	$68,835
Tenant improvements and incentives	20,284	23,159	42,670	47,694
Total non-maintenance capital expenditures	65,167	53,744	121,844	116,529
Maintenance capital expenditures	5,558	4,645	10,401	7,860
Total capital expenditures	$70,725	$58,389	$132,245	$124,389

Other Information
Leasing costs	$6,886	$6,673	$13,219	$13,085
Share-based compensation expense (non-cash)	$3,583	$3,479	$7,464	$7,639

Noncontrolling Interests Supplemental Information (5)
Property operating income (1)	$3,555	$3,811	$7,111	$6,377
New market tax credit transaction income	1,172	—	1,172	—
Depreciation and amortization	(1,132)	(1,663)	(2,390)	(3,479)
Interest expense	(158)	(162)	(315)	(324)
Net income	$3,437	$1,986	$5,578	$2,574
Notes:
(1)See Glossary of Terms.
(2)For the three and six months ended June 30, 2025 and 2024, dividends on our Series 1 preferred stock were not deducted in the calculation of FFO available to common shareholders, as the related shares were dilutive and are included in "weighted average number of common shares, diluted."
(3)FFO available for common shareholders includes new market tax credit transaction income, net of noncontrolling interest of $13.0 million (see page 27 for additional information). Excluding this income, FFO for the three and six months ended June 30, 2025 would have been $152.6 million and $299.1 million, respectively, and FFO per diluted share would have been $1.76 per share and $3.46 per share, respectively.
(4)The weighted average common shares used to compute FFO per diluted common share includes downREIT operating partnership units that were excluded from the computation of diluted EPS for the six months ended June 30, 2024. Conversion of these operating partnership units is dilutive in the computation of FFO per diluted share for all periods presented, but is anti-dilutive for the computation of diluted EPS for the six months ended June 30, 2024.
(5)Amounts reflect the components of "net income attributable to noncontrolling interests," but excludes "income attributable to downREIT operating partnership units."

Federal Realty Investment Trust
Components of Rental Income
June 30, 2025

Components of Rental Income (1)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
	(in thousands)
Minimum rents (2)
Commercial	$208,547	$194,551	$411,671	$387,488
Residential	26,363	26,791	53,274	53,310
Cost reimbursements	59,268	55,647	122,537	112,206
Percentage rents	3,351	3,932	7,808	8,707
Other lease related (3)	5,023	5,558	10,777	10,727
Collectibility related impacts (4)	(75)	616	(1,296)	(1,357)
Total rental income	$302,477	$287,095	$604,771	$571,081
Notes:
(1)All income from tenant leases is reported as a single line item called "rental income." We have provided the above supplemental information with a breakout of the contractual components of the rental income line, however, these breakouts are provided for informational purposes only and should be considered a non-GAAP presentation.
(2)Minimum rents include the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
	(in millions)

Straight-line rents	$6.4	$5.5	$13.8	$10.7
Amortization of in-place leases	$3.9	$3.1	$7.0	$6.8
(3)Includes lease termination fees of $1.1 million and $1.3 million for the three months ended June 30, 2025 and 2024, respectively, and $2.4 million and $2.0 million for the six months ended June 30, 2025 and 2024.
(4)For the three months ended June 30, 2025 and 2024, our collectability related impacts include the collection of approximately $0.1 million and $0.8 million, respectively, and $0.1 million and $1.7 million for the six months ended June 30, 2025 and 2024, respectively, of prior period rents which were contractually deferred or payments renegotiated specifically related to the COVID-19 pandemic.

Federal Realty Investment Trust
Comparable Property Information
June 30, 2025

The following information is being provided for “Comparable Properties.” Comparable Properties represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. The assets excluded from Comparable Properties in Q2 include: Friendship Center, Grossmont Center, Huntington Shopping Center, Pike & Rose Phase IV, Santana West, Willow Grove Shopping Center, and all properties acquired, disposed of, or not consolidated from Q2 2024 to Q2 2025. Comparable Property property operating income ("Comparable Property POI") is a non-GAAP measure used by management in evaluating the operating performance of our properties period over period.

Reconciliation of GAAP operating income to Comparable Property POI
	Three Months Ended
	June 30,
	2025	2024
	(in thousands)
Operating income	$202,744	$157,011
Add:
Depreciation and amortization	89,241	85,049
General and administrative	11,925	12,092
Gain on sale of real estate	(76,501)	(52,280)
New market tax credit transaction income	(14,176)	—
Property operating income (POI)	213,233	201,872
Less: Non-comparable POI - acquisitions/dispositions	(9,248)	(5,326)
Less: Non-comparable POI - redevelopment, development & other	(8,172)	(9,076)
Comparable property POI	$195,813	$187,470

Additional information regarding the components of Comparable Property POI
	Three Months Ended
	June 30,		%
	2025	2024	Change
	(in thousands)
Minimum rents (1)	$214,205	$205,974
Cost reimbursements	54,132	52,691
Other	12,650	13,202
Collectibility related impacts	371	953
Total property revenue	281,358	272,820

Rental expenses	(52,499)	(52,502)
Real estate taxes	(33,046)	(32,848)
Total property expenses	(85,545)	(85,350)

Comparable property POI	$195,813	$187,470	4.5%
Less:
Lease termination fees	(1,123)	(1,312)
Prior period rents collected (2)	(69)	(705)
Comparable property POI excluding lease termination fees and prior period rents collected	$194,621	$185,453	4.9%

Comparable Property - Summary of Capital Expenditures (3)
	Three Months Ended
	June 30,
	2025	2024
	(in thousands)
Redevelopment and tenant improvements and incentives	$34,400	$35,550
Maintenance capital expenditures	5,730	4,538
	$40,130	$40,088

Comparable Property - Occupancy Statistics (3)
	At June 30,
	2025	2024
GLA - comparable commercial properties	24,302,000	24,322,000
Leased % - comparable commercial properties	95.5%	95.1%
Occupancy % - comparable commercial properties	93.5%	92.8%
Notes:
(1)For the three months ended June 30, 2025 and 2024, amount includes straight-line rents of $3.8 million and $2.8 million, respectively, and amortization of in-place leases of $3.2 million and $2.3 million, respectively.
(2)Amount represents collection of prior period rents which were contractually deferred or payment renegotiated specifically related to the COVID-19 pandemic.
(3)See page 10 for "Summary of Capital Expenditures" and page 25 for portfolio occupancy statistics for our entire portfolio.

Federal Realty Investment Trust
Market Data, Debt Metrics, and Senior Notes and Debentures Covenants
June 30, 2025
	June 30,
	2025	2024
	(in thousands, except per share data)
Market Data
Common shares outstanding and downREIT operating partnership units (1)	86,790	84,219
Market price per common share	$94.99	$100.97
Common equity market capitalization including downREIT operating partnership units	$8,244,182	$8,503,592

Series C preferred shares outstanding	6	6
Liquidation price per Series C preferred share	$25,000	$25,000
Series C preferred equity market capitalization	$150,000	$150,000

Series 1 preferred shares outstanding (2)	393	393
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$9,825	$9,825

Equity market capitalization	$8,404,007	$8,663,417

Total debt	$4,487,507	$4,553,672
Less: cash and cash equivalents	(177,003)	(103,234)
Total net debt (3)	$4,310,504	$4,450,438

Total market capitalization	$12,714,511	$13,113,855

Leverage and Liquidity Ratios
Total net debt to market capitalization at market price per common share	34%	34%
Ratio of EBITDAre to combined fixed charges and preferred share dividends, three months ended (4)(5)(6)	4.2x	3.6x
Ratio of EBITDAre to combined fixed charges and preferred share dividends, six months ended (4)(5)(6)	4.0x	3.6x

Senior Notes and Debentures Covenants (7)
	June 30, 2025	Debt Covenant Threshold (8)
Total Debt to Total Assets	39%	< 60%
Secured Debt to Total Assets	5%	< 40%
Consolidated Income to Annual Debt Service Charge	4.0x	> 1.5x
Unencumbered Assets to Unsecured Debt	260%	> 150%

Notes:
(1)Amounts include 529,207 and 628,419 downREIT operating partnership units outstanding at June 30, 2025 and 2024, respectively.
(2)These shares, issued March 8, 2007, are unregistered.
(3)Total net debt includes mortgages payable, notes payable, senior notes and debentures, net of premiums/discounts and debt issuance costs and net of cash and cash equivalents from our consolidated balance sheet.
(4)EBITDAre is reconciled to net income in the Glossary of Terms.
(5)Fixed charges consist of interest on borrowed funds and finance leases (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor.
(6)Excluding the $14.2 million of new market tax credit transaction income, the ratio of EBITDAre to combined fixed charges and preferred share dividends for the three and six months ended June 30, 2025 would have been 4.0x and 3.9x, respectively.
(7)The reference period for calculating these covenants is the most recent twelve months ended June 30, 2025.
(8)For a detailed description of the senior unsecured notes covenants and definitions of the terms, please refer to our filings with the Securities and Exchange Commission.

Federal Realty Investment Trust
Summary of Outstanding Debt
June 30, 2025
	As of June 30, 2025
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (6)
			(in thousands)
Mortgages payable (1)
Secured fixed rate
Azalea	11/1/2025	3.73%	$40,000
Bethesda Row	12/28/2025 (2)	5.03% (3)	200,000
Bell Gardens	8/1/2026	4.06%	11,051
Plaza El Segundo	6/5/2027	3.83%	125,000
The Grove at Shrewsbury (East)	9/1/2027	3.77%	43,600
Brook 35	7/1/2029	4.65%	11,500
Hoboken (24 Buildings)	12/15/2029	3.67% (3)	51,346
Various Hoboken (13 Buildings)	Various through 2029	3.91% to 5.00%	27,175
Chelsea	1/15/2031	5.36%	3,332
Subtotal			513,004
Net unamortized debt issuance costs and discount			(1,053)
Total mortgages payable, net			511,951		4.50%

Notes payable
Revolving credit facility (4)(5)	4/5/2027	SOFR + 0.775%	17,600
Term loan (4)	3/20/2028	SOFR + 0.85%	600,000
Various	Various through 2059	Various	1,491
Subtotal			619,091
Net unamortized debt issuance costs			(4,460)
Total notes payable, net			614,631		5.48%	(7)

Senior notes and debentures
Unsecured fixed rate
1.25% notes	2/15/2026	1.25%	400,000
7.48% debentures	8/15/2026	7.48%	29,200
3.25% notes	7/15/2027	3.25%	475,000
6.82% medium term notes	8/1/2027	6.82%	40,000
5.375% notes	5/1/2028	5.375%	350,000
3.25% exchangeable notes	1/15/2029	3.25%	485,000
3.20% notes	6/15/2029	3.20%	400,000
3.50% notes	6/1/2030	3.50%	400,000
4.50% notes	12/1/2044	4.50%	550,000
3.625% notes	8/1/2046	3.625%	250,000
Subtotal			3,379,200
Net unamortized debt issuance costs and premium			(18,275)
Total senior notes and debentures, net			3,360,925		3.77%

Total debt, net			$4,487,507

Total fixed rate debt, net			$3,874,355	86%	3.87%
Total variable rate debt, net			613,152	14%	5.48%	(7)
Total debt, net			$4,487,507	100%	4.09%	(7)
Notes:
(1)Mortgages payable does not include our share of debt on our unconsolidated real estate partnerships. At June 30, 2025, our share of unconsolidated debt was approximately $61.7 million. At June 30, 2025, our noncontrolling interests' share of mortgages payable was $14.9 million.
(2)We have two one-year extensions, at our option to extend the maturity date to December 28, 2027.
(3)The mortgage loans have interest rate swap agreements that effectively fix the interest rate through the initial maturity date.
(4)Our revolving credit facility SOFR loans and our term loan bear interest at Daily Simple SOFR or Term SOFR, as defined in the respective credit agreements, plus a spread, based on our current credit rating. Our revolving credit facility also includes a 0.10% adjustment to SOFR.
(5)The maximum amount drawn under our $1.25 billion revolving credit facility during both the three and six months ended June 30, 2025 was $122.1 million, and the weighted average interest rate on borrowings under our credit facility, before amortization of debt fees, for both periods was 5.2%.
(6)The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums, if applicable, except as described in Note 7.
(7)The weighted average effective interest rate excludes $0.9 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Debt Maturities
June 30, 2025
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Weighted Average Rate (5)
	(in thousands)
2025	$1,964	$43,137		$45,101		1.0%	3.8%
2026	3,131	452,450		455,581		10.1%	2.1%
2027	2,643	890,682	(1)	893,325		19.8%	4.1%
2028	2,511	367,600	(2)	370,111		8.2%	5.6%	(6)
2029	2,329	943,105		945,434		21.0%	3.6%
2030	684	1,000,000	(3)	1,000,684		22.2%	4.8%
2031	59	—		59		—%	6.1%
2032	—	—		—		—%	—%
2033	—	—		—		—%	—%
2034	—	—		—		—%	—%
Thereafter	—	801,000		801,000		17.7%	4.2%
Total	$13,321	$4,497,974		$4,511,295	(4)	100.0%

Notes:
The above table assumes all extension options are exercised.
(1)Our $200.0 million mortgage loan secured by Bethesda Row matures on December 28, 2025 plus two one-year extensions, at our option to December 28, 2027.
(2)Our $1.25 billion revolving credit facility matures on April 5, 2027, plus two six-month extensions at our option to April 5, 2028. As of June 30, 2025, there was $17.6 million balance outstanding under this credit facility.
(3)Our $600.0 million term loan matures on March 20, 2028, plus two one-year extensions at our option to March 20, 2030.
(4)The total debt maturities differ from the total reported on the consolidated balance sheet due to the debt issuance costs and unamortized net premium/discount on certain mortgage loans, notes payable, and senior notes as of June 30, 2025. The weighted average remaining term on our mortgages payable, notes payable, and senior notes and debentures is approximately 6 years.
(5)The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.
(6)The weighted average rate excludes $0.9 million in quarterly financing fees and quarterly debt fee amortization on our $1.25 billion revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment and Expansion Opportunities
June 30, 2025

The following redevelopment opportunities are actively being worked on by the Trust. (1)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Projected 2025 POI Delivered (2)
				(in millions)	(in millions)	(as a % of Total)
Santana West (3)	San Jose, CA	Development of a 369,000 square foot office building. 327,000 square feet of office space leased	5% - 6%	$325 - $335	$277	5% - 10%
Pike & Rose - 915 Meeting Street (3)	North Bethesda, MD	Development of a 262,000 square foot office building with 10,000 square feet of retail space. 251,000 square feet of office and 10,000 square feet of retail space leased.	6%	$180 - $190	$173	65% - 75%
Santana Row - Lot 12	San Jose, CA	Development of a new six story building with 258 residential units and associated parking	6% - 7%	$140 - $148	$12	—
Bala Cynwyd on City Avenue	Bala Cynwyd, PA	Demolition of two level department store building to construct a new six story building with 217 residential units, 19,000 square feet of retail and a two-story parking structure with 234 parking stalls	7%	$90 - $95	$46	—
Huntington	Huntington, NY	Demolition of the main two level building consisting of 161,000 square feet of anchor and small shop space to construct 102,000 square feet of new ground-level anchor and small shop retail space	8%	$80 - $85	$80	90% - 95%
Hoboken - 301 Washington Street	Hoboken, NJ	Development of a new 5 story, 45-unit residential building with 10,200 square feet of ground floor retail space	6% - 7%	$45 - $48	$13	—

Property	Location	Opportunity	Projected ROI (4)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (5)
				(in millions)	(in millions)
Andorra	Philadelphia, PA	Demolition of 31,500 square feet of anchor and small shop spaces to construct a 50,000 square foot turnkey building for a national grocer tenant and redevelopment of 27,000 square feet of vacant small shop space at the north end of the property to construct 10,400 square feet of small shop, and a 10,000 square foot anchor tenant	7% - 8%	$32	$8	2026
Willow Grove	Willow Grove, PA	Development of a new 17,000 square foot multi-tenant pad building	7%	$11	$10	2025
Santana Row	San Jose, CA	Installation and implementation of paid parking system	25%	$3	$2	Stabilized
Mercer on One	Lawrenceville, NJ	Construction of a 2,225 square foot pad building with drive-thru for a restaurant tenant	8%	$3	$2	2025

Active Property Improvement Projects (6)		Ongoing improvements at 6 properties to better position those properties to capture a disproportionate amount of retail demand	8% - 13%	$34	$22
Notes:
(1)There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the ROI or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected returns on investment (ROI) and Projected Cost are management's best estimate based on current information and may change over time. Anticipated total cost, and projected ROI, and projected POI delivered are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.
(2)Projected ROI for mixed-use redevelopment/expansion projects reflects the unleveraged Property Operating Income (POI) generated by the project and is calculated as POI divided by cost. Projected POI delivered includes straight line rent.
(3)Projected costs for Pike & Rose include an allocation of infrastructure costs for the entire project. Santana West includes an allocation of infrastructure for the Santana West site.
(4)Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental POI generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects generally does not include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property but may for certain property improvement projects.
(5)Stabilization is generally the year in which 90% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.
(6)Property improvement projects generally consist of façade renovations, site improvements, landscaping, improved outdoor amenity spaces, and other upgrades to improve the overall look and environment of the property. These projects improve overall tenant and customer experiences, improve market rents, drive leasing demand, and/or provide outdoor spaces critical to meeting the needs of the current environment. Returns on these projects are typically seen over one to five years, however, some projects could extend beyond that. Projected ROI range reflects management's best estimate of the long term expected return on cost of these investments.

Federal Realty Investment Trust
Future Redevelopment and Expansion Opportunities
June 30, 2025

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Redevelopment Opportunities
Property	Location	Expansion/Conversion (4)	Residential (5)	Mixed Use - Long Term
Assembly Row (1)	Somerville, MA			✓
Bala Cynwyd on City Avenue	Bala Cynwyd, PA	✓	✓
Barracks Road	Charlottesville, VA	✓	✓
Bethesda Row	Bethesda, MD	✓	✓
Camelback Colonnade	Phoenix, AZ	✓	✓
Chelsea Commons	Chelsea, MA	✓
Dedham Plaza	Dedham, MA	✓
Del Monte Shopping Center	Monterey, CA		✓
Escondido Promenade	Escondido, CA	✓
Fairfax Junction	Fairfax, VA	✓	✓
Federal Plaza	Rockville, MD		✓
Finley Square	Downers Grove, IL	✓
Fresh Meadows	Queens, NY	✓
Friendship Center	Washington, DC	✓	✓
Governor Plaza	Glen Burnie, MD	✓
Grossmont Center	La Mesa, CA	✓
Huntington	Huntington, NY		✓
Huntington Square	East Northport, NY	✓
Langhorne Square	Levittown, PA	✓
Northeast	Philadelphia, PA	✓
Pike & Rose (2)	North Bethesda, MD			✓
Pike 7 Plaza	Vienna, VA			✓
Providence Place	Fairfax, VA	✓	✓
Riverpoint Center	Chicago, IL	✓
Santana Row (3)	San Jose, CA			✓
Shops at Pembroke Gardens	Pembroke Pines, FL		✓
The AVENUE at White Marsh	White Marsh, MD		✓
Tower Shopping Center	Springfield, VA	✓
Troy Hills	Parsippany-Troy, NJ	✓
Village at Shirlington	Arlington, VA		✓
Virginia Gateway	Gainesville, VA	✓
Willow Grove	Willow Grove, PA	✓	✓
Willow Lawn	Richmond, VA		✓
Wynnewood	Wynnewood, PA	✓
Notes:
(1)Remaining entitlements at Assembly Row include approximately 1.5 million square feet of commercial-use buildings and 326 residential units.
(2)Remaining entitlements at Pike & Rose include approximately 530,000 square feet of commercial-use buildings and 741 residential units.
(3)Remaining entitlements at Santana Row include approximately 321,000 square feet of commercial space and 137 residential units, as well as approximately 604,000 square feet of commercial space across from Santana Row.
(4)Property expansion/conversion includes opportunities at successful retail properties to convert previously underutilized land into new GLA, to convert other existing uses into more productive uses for the property, and/or to add both single tenant and multi-tenant stand alone pad buildings.
(5)Residential includes opportunities to add residential units to existing retail and mixed-use properties.

Federal Realty Investment Trust
Significant Transactions
June 30, 2025

Property Acquisitions

Date	Property	City/State	GLA	Purchase Price	Principal Tenants
			(in square feet)	(in millions)
February 25, 2025	Del Monte Shopping Center	Monterey, California	675,000	$123.5	Whole Foods / Macy's / Petco / Pottery Barn / Apple
July 1, 2025	Town Center Plaza & Town Center Crossing	Leawood, Kansas	550,000	$289.0	Trader Joe’s / Crate & Barrel / Pottery Barn / Restoration Hardware / Apple / Aritzia
Property Dispositions

Date	Property	City/State	Sales Price
			(in millions)
January 7, 2025	White Marsh Other (portion)	Baltimore, Maryland	$3.4
May 12, 2025	Santana Row Residential (1 building)	San Jose, California	$73.9
June 23, 2025	Hollywood Boulevard	Los Angeles, California	$69.0
Financing Transactions
Issuance of Common Shares
On March 28, 2025, we settled our remaining open forward sales agreements by issuing 476,497 common shares which were sold at a weighted average gross offering price of $115.43.
Amendment and Restatement of Term Loan
On March 20, 2025, we amended and restated our $600.0 million unsecured term loan, extending the maturity date to March 20, 2028, plus two one-year extensions, at our option. In addition, we have the right until December 20, 2025 to borrow up to an additional $150.0 million in the form of one or more unsecured term loans. Under an accordion feature, we have the right to request additional loans, subject to an aggregate maximum of $1.0 billion borrowed under the restated agreement. Additionally, on May 1, 2025, the interest rate was reduced by removing the 0.10% adjustment to SOFR.
Share Repurchase Program
On April 10, 2025, we announced that our Board of Trustees had approved a new common share repurchase program, under which we may purchase up to $300.0 million of our outstanding common shares of beneficial interest, $0.01 par value per share from time to time using a variety of methods, including open market, privately negotiated transactions or otherwise. As of August 6, 2025, no common shares have been repurchased through the program.

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2025
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	Residential Units	Grocery Anchor GLA	Grocery Anchor (2)	Other Retail Tenants
			(in thousands)
Washington Metropolitan Area
Barcroft Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	$52,069	10	113,000	98%		46,000	Harris Teeter
Bethesda Row	(3)	Washington-Arlington-Alexandria, DC-VA-MD-WV	273,985	17	531,000	99%	180	40,000	Giant Food	Apple / Anthropologie / Equinox / Multiple Restaurants
Birch & Broad		Washington-Arlington-Alexandria, DC-VA-MD-WV	26,154	10	144,000	100%		51,000	Giant Food	CVS / Staples
Chesterbrook	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	49,638	9	89,000	85%		35,000	Safeway	Starbucks
Congressional Plaza	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	108,426	21	325,000	75%	194	25,000	The Fresh Market	Ulta / Barnes & Noble / Container Store
Courthouse Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	7,631	2	33,000	81%
Fairfax Junction	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	46,808	11	124,000	98%		23,000	Aldi	CVS / Planet Fitness
Federal Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	74,747	18	249,000	94%		14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress for Less
Friendship Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	40,890	1	54,000	100%				Marshalls / Maggiano's
Gaithersburg Square		Washington-Arlington-Alexandria, DC-VA-MD-WV	39,672	16	204,000	99%				Marshalls / Ross Dress for Less / Ashley Furniture HomeStore / CVS
Graham Park Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	28,007	10	133,000	96%		58,000	Giant Food
Idylwood Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	18,817	7	73,000	94%		23,000	TBA
Kingstowne Towne Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	212,183	45	411,000	100%		135,000	Giant Food / Safeway	TJ Maxx / HomeGoods / Ross Dress for Less
Laurel		Washington-Arlington-Alexandria, DC-VA-MD-WV	62,272	26	367,000	96%		61,000	Giant Food	Marshalls / L.A. Fitness / HomeGoods
Montrose Crossing		Washington-Arlington-Alexandria, DC-VA-MD-WV	171,888	36	369,000	98%		73,000	Giant Food / Target (S)	Marshalls / Home Depot Design Center / Old Navy / Burlington
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	98,808	40	565,000	97%		62,000	Shoppers Food Warehouse	TJ Maxx / Home Depot / Old Navy / Burlington / Ulta
Old Keene Mill		Washington-Arlington-Alexandria, DC-VA-MD-WV	20,010	10	90,000	100%		14,000	Trader Joe's	Walgreens / Planet Fitness
Pike & Rose		Washington-Arlington-Alexandria, DC-VA-MD-WV	898,865	24	898,000	100%	765			Porsche / Uniqlo / REI / H&M / L.L Bean / Multiple Restaurants
Pike 7 Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	56,661	13	175,000	99%		24,000	Lidl	TJ Maxx / DSW / Ulta
Plaza del Mercado		Washington-Arlington-Alexandria, DC-VA-MD-WV	46,964	10	116,000	98%		18,000	Aldi	CVS / L.A. Fitness
Providence Place		Washington-Arlington-Alexandria, DC-VA-MD-WV	37,792	25	228,000	94%		65,000	Safeway	Micro Center / CVS / Michaels
Quince Orchard	(3)	Washington-Arlington-Alexandria, DC-VA-MD-WV	41,418	16	271,000	87%		19,000	Aldi	HomeGoods / L.A. Fitness / Staples
Tower Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	29,687	12	109,000	99%		26,000	L.A. Mart	Total Wine & More / Talbots
Twinbrooke Centre		Washington-Arlington-Alexandria, DC-VA-MD-WV	39,515	10	101,000	91%		35,000	Safeway	Outback Steakhouse
Tyson's Station		Washington-Arlington-Alexandria, DC-VA-MD-WV	6,660	5	48,000	96%		15,000	Trader Joe's
Village at Shirlington	(3)	Washington-Arlington-Alexandria, DC-VA-MD-WV	76,688	16	277,000	88%		28,000	Harris Teeter	CVS / AMC / Multiple Restaurants
Virginia Gateway		Washington-Arlington-Alexandria, DC-VA-MD-WV	209,066	110	668,000	97%		70,000	Giant Food / Target (S) / BJ's Wholesale Club (S)	HomeGoods / Total Wine & More / Best Buy / Ulta / Lowe's (S)
Westpost		Washington-Arlington-Alexandria, DC-VA-MD-WV	120,092	14	298,000	99%		79,000	Harris Teeter / Target	TJ Maxx / Ulta / Walgreens / DSW
Wildwood		Washington-Arlington-Alexandria, DC-VA-MD-WV	28,371	12	88,000	100%		20,000	Balducci's	CVS / Multiple Restaurants
Total Washington Metropolitan Area			2,923,784	556	7,151,000	96%

California
Azalea	(4)	Los Angeles-Long Beach-Anaheim, CA	108,922	22	226,000	92%			Walmart (S)	Marshalls / Ross Dress for Less / Ulta / Michaels
Bell Gardens	(3)(4)	Los Angeles-Long Beach-Anaheim, CA	119,920	32	371,000	98%		108,000	Food 4 Less / El Super	Marshalls / Ross Dress for Less / Bob's Discount Furniture

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2025
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	Residential Units	Grocery Anchor GLA	Grocery Anchor (2)	Other Retail Tenants
			(in thousands)
Colorado Blvd	(3)	Los Angeles-Long Beach-Anaheim, CA	14,069	1	42,000	73%				Banana Republic / True Food Kitchen
Crow Canyon Commons		San Francisco-Oakland-Hayward, CA	93,738	22	239,000	85%		32,000	Sprouts	Total Wine & More / Alamo Ace Hardware
Del Monte Shopping Center		Salinas, CA	129,602	46	675,000	83%		25,000	Whole Foods	Macy's / Petco / Pottery Barn / Apple
East Bay Bridge		San Francisco-Oakland-Hayward, CA	179,006	32	441,000	98%		199,000	Pak-N-Save / Target	Home Depot / Nordstrom Rack / Michaels
Escondido Promenade		San Diego-Carlsbad, CA	135,641	18	298,000	98%			Target (S)	TJ Maxx / Dick’s Sporting Goods / Ross Dress for Less / Bob's Discount Furniture
Fourth Street	(4)	San Francisco-Oakland-Hayward, CA	28,109	3	71,000	47%				CB2
Freedom Plaza	(3)(4)	Los Angeles-Long Beach-Anaheim, CA	44,135	9	114,000	95%		31,000	Smart & Final	Nike / Blink Fitness / Ross Dress for Less
Grossmont Center	(4)	San Diego-Carlsbad, CA	178,555	64	866,000	95%		294,000	Target / Walmart	Barnes & Noble / Macy's / CVS
Hastings Ranch Plaza	(3)	Los Angeles-Long Beach-Anaheim, CA	25,823	15	273,000	100%				Marshalls / HomeGoods / CVS
Old Town Center		San Jose-Sunnyvale-Santa Clara, CA	44,344	8	99,000	86%				Anthropologie / Sephora / Arhaus Furniture / Teleferic Barcelona
Olivo at Mission Hills	(4)	Los Angeles-Long Beach-Anaheim, CA	82,908	12	155,000	100%		32,000	Target	24 Hour Fitness / Ross Dress for Less / Ulta
Pinole Vista Crossing		San Francisco-Oakland-Hayward, CA	58,508	19	216,000	100%		43,000	FoodMaxx	TJ Maxx / Nordstrom Rack / HomeGoods / Ulta
Plaza Del Sol	(4)	Los Angeles-Long Beach-Anaheim, CA	17,934	4	48,000	98%			Superior Grocers (S)	Marshalls
Plaza El Segundo / The Point		Los Angeles-Long Beach-Anaheim, CA	311,045	50	503,000	99%		66,000	Whole Foods	Nordstrom Rack / HomeGoods / Dick's Sporting Goods / Multiple Restaurants
San Antonio Center	(3)(5)	San Jose-Sunnyvale-Santa Clara, CA	52,266	22	213,000	100%		141,000	Trader Joe's / Walmart	24 Hour Fitness
Santana Row	(3)	San Jose-Sunnyvale-Santa Clara, CA	1,339,928	52	1,304,000	98%	554			Crate & Barrel / Container Store / Best Buy / Sephora / Multiple Restaurants
Sylmar Towne Center	(4)	Los Angeles-Long Beach-Anaheim, CA	48,732	12	148,000	92%		43,000	Food 4 Less	CVS
Westgate Center		San Jose-Sunnyvale-Santa Clara, CA	162,994	44	650,000	90%		210,000	Target / TBA	Nordstrom Rack / Nike Factory / TJ Maxx / Ross Dress for Less
		Total California	3,176,179	487	6,952,000	94%

NY Metro/New Jersey
Brick Plaza	(3)	New York-Newark-Jersey City, NY-NJ-PA	104,788	46	403,000	97%		14,000	Trader Joe's	AMC / HomeGoods / Ulta / Burlington
Brook 35	(4) (5)	New York-Newark-Jersey City, NY-NJ-PA	54,462	11	98,000	95%				Banana Republic / Gap / Tommy's Tavern + Tap
Darien Commons		Bridgeport-Stamford-Norwalk, CT	152,593	9	120,000	91%	124			Equinox / Walgreens / Multiple Restaurants
Fresh Meadows		New York-Newark-Jersey City, NY-NJ-PA	96,793	17	408,000	99%		43,000	Lidl / Island of Gold	AMC / Kohl's / Planet Fitness
Georgetowne Shopping Center		New York-Newark-Jersey City, NY-NJ-PA	87,142	9	146,000	93%		43,000	Foodway	Five Below / IHOP
Greenlawn Plaza		New York-Newark-Jersey City, NY-NJ-PA	34,494	13	103,000	94%		46,000	Greenlawn Farms	Planet Fitness
Greenwich Avenue		Bridgeport-Stamford-Norwalk, CT	23,748	1	35,000	100%				Saks Fifth Avenue
Hauppauge		New York-Newark-Jersey City, NY-NJ-PA	42,579	15	134,000	94%		61,000	Shop Rite	TJ Maxx / Five Below
Hoboken	(4) (6)	New York-Newark-Jersey City, NY-NJ-PA	232,061	4	171,000	99%	129			CVS / New York Sports Club / Sephora / Multiple Restaurants
Huntington		New York-Newark-Jersey City, NY-NJ-PA	114,099	21	214,000	98%		43,000	Whole Foods	Petsmart / REI / Ulta / Container Store
Huntington Square		New York-Newark-Jersey City, NY-NJ-PA	51,880	18	244,000	92%		20,000	Aldi / Stop & Shop (S)	At Home / AMC
Melville Mall	(3)	New York-Newark-Jersey City, NY-NJ-PA	105,417	21	253,000	100%		53,000	Uncle Giuseppe's Marketplace	Marshalls / Dick's Sporting Goods
Mercer on One	(3)	Trenton, NJ	125,737	50	548,000	97%		75,000	Shop Rite	Nike / Ross Dress for Less / Nordstrom Rack / REI / Tesla

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2025
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	Residential Units	Grocery Anchor GLA	Grocery Anchor (2)	Other Retail Tenants
			(in thousands)
The Grove at Shrewsbury	(4) (5)	New York-Newark-Jersey City, NY-NJ-PA	137,792	21	192,000	99%				Bloomies / Lululemon / Anthropologie / Pottery Barn / Williams-Sonoma
Troy Hills		New York-Newark-Jersey City, NY-NJ-PA	37,286	19	211,000	100%		65,000	Target	Floor & Décor / Michaels
		Total NY Metro/New Jersey	1,400,871	275	3,280,000	97%

New England
Assembly Row / Assembly Square Marketplace		Boston-Cambridge-Newton, MA-NH	1,148,252	65	1,230,000	97%	947	18,000	Trader Joe's	TJ Maxx / AMC / Nike / Burlington / Multiple Restaurants
Campus Plaza		Boston-Cambridge-Newton, MA-NH	32,065	15	113,000	100%		46,000	Roche Bros.	Burlington / Five Below
Chelsea Commons		Boston-Cambridge-Newton, MA-NH	40,945	36	233,000	99%				Home Depot / Planet Fitness / CVS / Burlington
Dedham Plaza		Boston-Cambridge-Newton, MA-NH	53,069	20	253,000	95%		80,000	Star Market	Planet Fitness
Linden Square		Boston-Cambridge-Newton, MA-NH	159,228	19	224,000	99%	7	50,000	Roche Bros.	CVS / Multiple Restaurants
North Dartmouth		Providence-Warwick, RI-MA	9,369	28	48,000	100%		48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Newton, MA-NH	19,833	17	149,000	99%		50,000	Big Y Foods	TJ Maxx / HomeGoods
		Total New England	1,462,761	200	2,250,000	98%

Philadelphia Metropolitan Area
Andorra		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	37,537	22	211,000	95%		31,000	TBA	TJ Maxx / Kohl's / L.A. Fitness / Five Below
Bala Cynwyd on City Avenue		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	111,365	23	174,000	95%	87	45,000	Acme Markets	Michaels / L.A. Fitness
Ellisburg		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	39,427	28	260,000	88%		47,000	Whole Foods	Five Below / RH Outlet
Flourtown		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	19,848	24	158,000	97%		75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	24,574	21	226,000	98%		55,000	Redner's Warehouse Markets	Marshalls / Planet Fitness
Lawrence Park		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	66,208	29	357,000	100%		53,000	Acme Markets	TJ Maxx / HomeGoods / Barnes & Noble
Northeast		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	35,848	15	209,000	88%			Lidl (S)	Marshalls / Ulta / Skechers / Crunch Fitness
Willow Grove		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	54,707	13	86,000	100%		31,000	Amazon Food	Marshalls / Five Below
Wynnewood		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	45,229	14	239,000	97%	9	98,000	Giant Food	Old Navy / DSW
Total Philadelphia Metropolitan Area			434,743	189	1,920,000	95%

South Florida
CocoWalk	(7)	Miami-Fort Lauderdale-West Palm Beach, FL	206,215	3	278,000	99%				Cinepolis Theaters / Youfit Health Club / Multiple Restaurants
Del Mar Village		Miami-Fort Lauderdale-West Palm Beach, FL	76,328	17	187,000	98%		44,000	Winn Dixie	CVS / L.A. Fitness
Shops at Pembroke Gardens		Miami-Fort Lauderdale-West Palm Beach, FL	188,306	41	391,000	99%				Nike Factory / Old Navy / DSW / Barnes & Noble
Tower Shops		Miami-Fort Lauderdale-West Palm Beach, FL	106,069	67	431,000	99%		12,000	Trader Joe's / Costco (S)	TJ Maxx / Ross Dress For Less / Best Buy / Ulta
		Total South Florida	576,918	128	1,287,000	99%

Baltimore
Governor Plaza		Baltimore-Columbia-Towson, MD	35,516	24	243,000	100%		16,500	Aldi	Dick's Sporting Goods / Ross Dress for Less / Petco / Bob's Discount Furniture
Perring Plaza		Baltimore-Columbia-Towson, MD	42,425	29	398,000	91%		57,000	Giant Food	Home Depot / Dick's Sporting Goods / Micro Center

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2025
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	Residential Units	Grocery Anchor GLA	Grocery Anchor (2)	Other Retail Tenants
			(in thousands)
THE AVENUE at White Marsh	(5)	Baltimore-Columbia-Towson, MD	137,424	35	315,000	100%				AMC / Ulta / Old Navy / Nike
The Shoppes at Nottingham Square		Baltimore-Columbia-Towson, MD	19,669	4	32,000	100%
White Marsh Other		Baltimore-Columbia-Towson, MD	23,813	13	43,000	100%
White Marsh Plaza		Baltimore-Columbia-Towson, MD	27,171	7	80,000	98%		54,000	Giant Food
		Total Baltimore	286,018	112	1,111,000	97%

Chicago
Crossroads		Chicago-Naperville-Elgin, IL-IN-WI	37,949	14	168,000	97%				L.A. Fitness / Ulta / Binny's / Ferguson Home
Finley Square		Chicago-Naperville-Elgin, IL-IN-WI	41,745	21	258,000	93%				Michaels / Five Below / Portillo's
Garden Market		Chicago-Naperville-Elgin, IL-IN-WI	17,129	11	141,000	100%		63,000	Mariano's Fresh Market	Walgreens
Riverpoint Center		Chicago-Naperville-Elgin, IL-IN-WI	122,649	17	211,000	92%		86,000	Jewel Osco	Marshalls / Old Navy
		Total Chicago	219,472	63	778,000	95%

Other
Barracks Road		Charlottesville, VA	76,176	40	495,000	90%		99,000	Harris Teeter / Kroger	Anthropologie / Old Navy / Ulta / Michaels
Bristol Plaza		Hartford-West Hartford-East Hartford, CT	37,540	22	264,000	93%		74,000	Stop & Shop	TJ Maxx / Burlington
Camelback Colonnade	(4)	Phoenix-Mesa-Chandler, AZ	184,606	41	642,000	91%		82,000	Fry's Food & Drug	Marshalls / Nordstrom Last Chance / Best Buy / Floor & Décor / HomeGoods
Gratiot Plaza		Detroit-Warren-Dearborn, MI	20,121	20	205,000	85%		69,000	Kroger	Best Buy / Bob's Discount Furniture
Lancaster	(3)	Lancaster, PA	8,651	11	126,000	98%		75,000	Giant Food	AutoZone
The Shops at Hilton Village	(3)(4)	Phoenix-Mesa-Chandler, AZ	88,268	18	305,000	85%				CVS / Houston's
29th Place		Charlottesville, VA	40,998	15	168,000	99%		32,000	Lidl	HomeGoods / DSW / Staples
Willow Lawn		Richmond, VA	108,916	37	463,000	98%		66,000	Kroger	Old Navy / Ross Dress for Less / Gold's Gym / Dick's Sporting Goods / Ulta
		Total Other	565,276	204	2,668,000	92%

Grand Total			$11,046,022	2,214	27,397,000	95%	2,996

Notes:
(1)	Represents the GLA and percentage leased of the commercial portion of the property. Some of our properties include office space which is included in this square footage. Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(2)	TBA indicates that a lease is signed.
(3)	All or a portion of this property is owned pursuant to a ground lease.
(4)	The Trust has a controlling financial interest in this property.
(5)	All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(6)	This property includes 40 buildings primarily along Washington Street and 14th Street in Hoboken, New Jersey.
(7)	This property includes CocoWalk and four buildings in Coconut Grove.
(S)	Grocer is a shadow anchor located adjacent to the property, but is not part of the owned property.

Federal Realty Investment Trust
Retail Leasing Summary (1)
June 30, 2025

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft. (PSF)	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
2nd Quarter 2025	119	100%	643,810	$37.98	$34.39	$2,311,260	10%	21%	6.6	$13,615,629	$21.15
1st Quarter 2025	87	100%	368,759	$40.63	$38.51	$783,686	6%	17%	7.2	$7,139,430	$19.36
4th Quarter 2024	100	100%	649,372	$34.29	$31.18	$2,020,370	10%	21%	7.5	$16,035,867	$24.69
3rd Quarter 2024	126	100%	580,977	$34.94	$30.51	$2,570,061	14%	26%	6.8	$15,265,974	$26.28
Total - 12 months	432	100%	2,242,918	$36.56	$33.13	$7,685,377	10%	21%	7.0	$52,056,900	$23.21

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) PSF	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
2nd Quarter 2025	45	38%	170,252	$39.04	$34.31	$805,428	14%	28%	9.1	$9,793,564	$57.52
1st Quarter 2025	34	39%	174,707	$34.39	$33.82	$98,831	2%	13%	8.8	$6,851,351	$39.22
4th Quarter 2024	49	49%	213,306	$39.60	$35.53	$866,876	11%	25%	9.5	$13,999,311	$65.63
3rd Quarter 2024	61	48%	229,736	$39.27	$32.77	$1,493,915	20%	32%	9.0	$15,140,988	$65.91
Total - 12 months	189	44%	788,001	$38.23	$34.08	$3,265,050	12%	25%	9.1	$45,785,214	$58.10

Renewal Lease Summary - Comparable (2) (7)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) PSF	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
2nd Quarter 2025	74	62%	473,558	$37.59	$34.41	$1,505,832	9%	19%	5.7	$3,822,065	$8.07
1st Quarter 2025	53	61%	194,052	$46.25	$42.72	$684,855	8%	19%	6.2	$288,079	$1.48
4th Quarter 2024	51	51%	436,066	$31.69	$29.05	$1,153,494	9%	18%	6.2	$2,036,556	$4.67
3rd Quarter 2024	65	52%	351,241	$32.10	$29.04	$1,076,146	11%	20%	5.0	$124,986	$0.36
Total - 12 months	243	56%	1,454,917	$35.65	$32.62	$4,420,327	9%	19%	5.7	$6,271,686	$4.31

Total Lease Summary - Comparable and Non-comparable (2) (8)
Quarter				Number of Leases Signed	% of Comparable Leases	GLA Signed		Contractual Rent (3) PSF	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
2nd Quarter 2025				122	98%	653,366		$38.87	6.7	$14,435,475	$22.09
1st Quarter 2025				91	96%	429,865		$39.69	8.0	$12,616,558	$29.35
4th Quarter 2024				103	97%	653,869		$34.53	7.5	$16,702,801	$25.54
3rd Quarter 2024				129	98%	592,527		$35.04	6.8	$15,952,885	$26.92
Total - 12 months				445	97%	2,329,627		$36.83	7.2	$59,707,719	$25.63

Total Lease Summary - Comparable, Non-comparable, and Option Exercises (2) (8) (9)
Quarter				Number of Leases Signed		GLA Signed		Contractual Rent (3) PSF	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
2nd Quarter 2025				141		918,000		$34.07	6.4	$14,435,475	$15.72
1st Quarter 2025				118		827,104		$33.23	7.0	$12,616,558	$15.25
4th Quarter 2024				124		883,840		$31.94	7.0	$16,702,801	$18.90
3rd Quarter 2024				158		813,665		$33.17	6.4	$15,952,885	$19.61
Total - 12 months				541		3,442,609		$33.11	6.7	$59,707,719	$17.34

Notes:
(1)	Information reflects activity in retail spaces only for consolidated properties; office and residential spaces are not included. See Glossary of Terms for further discussion of information included above.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant. Contractual option exercises are not included unless they are fair market value options.
(3)	Contractual rent represents annual rent under the new lease.
(4)	Prior rent represents contractual rent, including percentage rent considered part of base rent, from the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the lease.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(8)	The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq. Ft. and Weighted Average Lease Term columns include information for leases signed at Phase IV of Pike & Rose. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq. Ft. columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed are included in the projected costs for the respective projects.
(9)	Option exercises reflect a fixed rate contractual option under the lease agreement that was exercised during the period reflected.

Federal Realty Investment Trust
Lease Expirations
June 30, 2025

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2025	244,000	1%	$25.04	377,000	4%	$32.89	621,000	2%	$29.81
2026	1,286,000	8%	$17.97	1,006,000	12%	$43.93	2,292,000	9%	$29.36
2027	2,081,000	12%	$21.16	1,112,000	13%	$52.61	3,193,000	12%	$32.11
2028	2,058,000	12%	$18.93	1,137,000	13%	$50.28	3,195,000	12%	$30.09
2029	2,277,000	13%	$25.34	1,201,000	14%	$49.79	3,478,000	14%	$33.79
2030	1,730,000	10%	$20.75	946,000	11%	$50.56	2,676,000	10%	$31.28
2031	983,000	6%	$25.87	680,000	8%	$49.66	1,663,000	6%	$35.60
2032	1,709,000	10%	$29.62	669,000	8%	$46.85	2,378,000	9%	$34.47
2033	963,000	6%	$24.67	531,000	6%	$47.94	1,494,000	6%	$32.94
2034	819,000	5%	$22.26	463,000	5%	$49.11	1,282,000	5%	$31.95
Thereafter	2,806,000	17%	$28.78	557,000	6%	$51.62	3,363,000	13%	$32.56
Total (3) (4)	16,956,000	100%	$23.86	8,679,000	100%	$48.62	25,635,000	100%	$32.24

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2025	200,000	1%	$25.61	376,000	4%	$33.00	576,000	2%	$30.43
2026	694,000	4%	$16.07	752,000	9%	$42.96	1,446,000	6%	$30.05
2027	630,000	4%	$18.15	611,000	7%	$52.38	1,241,000	5%	$35.01
2028	482,000	3%	$20.46	626,000	7%	$47.35	1,108,000	4%	$35.66
2029	630,000	4%	$29.20	674,000	8%	$49.34	1,304,000	5%	$39.60
2030	276,000	2%	$22.37	570,000	7%	$49.99	846,000	3%	$40.98
2031	436,000	3%	$21.43	439,000	5%	$48.97	875,000	3%	$35.24
2032	342,000	2%	$32.71	493,000	6%	$52.81	835,000	3%	$44.58
2033	360,000	2%	$23.45	488,000	6%	$53.60	848,000	3%	$40.79
2034	576,000	3%	$28.29	482,000	6%	$48.75	1,058,000	4%	$37.61
Thereafter	12,330,000	73%	$24.10	3,168,000	37%	$49.45	15,498,000	60%	$29.28
Total (3) (4)	16,956,000	100%	$23.86	8,679,000	100%	$48.62	25,635,000	100%	$32.24

Notes:
(1)	Anchor is defined as a commercial tenant leasing 10,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (defined as rents on a cash-basis without taking the impacts of rent abatements into account) rent as of June 30, 2025.
(3)	Represents occupied square footage of the commercial portion of our portfolio as of June 30, 2025.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
June 30, 2025

	As of:
	June 30, 2025	March 31, 2025	June 30, 2024

Commercial Properties

Overall Portfolio (1)(2)
Gross Leasable Area (GLA)	27,397,000	27,499,000	26,681,000
Leased %	95.4%	95.7%	95.3%
Occupied %	93.6%	93.6%	93.1%
Leased % - anchor tenants	96.4%	96.8%	96.7%
Leased % - small shop tenants	93.4%	93.5%	92.5%
Active commercial tenant leases	3,547	3,539	3,420

Comparable Properties (1)(3)
GLA	24,302,000	24,310,000	24,322,000
Leased %	95.5%	96.0%	95.1%
Occupied %	93.5%	93.6%	92.8%

Residential Properties

Overall Portfolio (1)(2)
Residential units	2,996	3,104	3,104
Leased %	96.9%	94.9%	97.6%

Comparable Properties (1)(3)
Residential units	2,996	2,996	2,996
Leased %	96.9%	94.9%	97.6%

Notes:
(1)	See Glossary of terms.
(2)	Excludes redevelopment square footage and residential units not yet placed in service.
(3)	Prior periods are adjusted for the current comparable property pool.

Federal Realty Investment Trust
Summary of Top 25 Tenants
June 30, 2025

Rank	Tenant Name	Credit Ratings (S&P/Moody's) (1)	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Tenant GLA	Percentage of Total GLA (3)	Number of Locations Leased

1	TJX Companies, The	A / A2	$24,302,000	2.61%	1,210,000	4.01%	40
2	Ahold Delhaize	BBB+ / Baa1	$17,351,000	1.86%	903,000	2.99%	14
3	NetApp, Inc.	BBB+ / Baa2	$15,668,000	1.68%	304,000	1.01%	1
4	Cisco Systems, Inc.	AA- / A1	$14,076,000	1.51%	267,000	0.89%	2
5	Gap, Inc., The	BB / Ba2	$11,680,000	1.25%	338,000	1.12%	32
6	CVS Corporation	BBB / Baa3	$10,842,000	1.16%	261,000	0.87%	19
7	Ross Stores, Inc.	BBB+ / A2	$8,638,000	0.93%	389,000	1.29%	14
8	Albertsons Companies Inc. (Acme, Balducci's, Safeway)	BB+ / Ba1	$8,610,000	0.92%	544,000	1.80%	10
9	KnitWell Group (Ann Taylor, Chico's, Loft, Talbots, White House Black Market, Soma, Lane Bryant)	NR / NR	$8,235,000	0.88%	195,000	0.65%	38
10	Fitness International LLC	B / B2	$8,092,000	0.87%	311,000	1.03%	8
11	Home Depot, Inc.	A / A2	$7,587,000	0.81%	478,000	1.58%	6
12	AMC Entertainment Inc.	CCC+ / Caa2	$7,399,000	0.79%	283,000	0.94%	6
13	Kroger Co., The	BBB / Baa1	$7,395,000	0.79%	611,000	2.03%	12
14	Dick's Sporting Goods, Inc.	BBB / Baa2	$7,349,000	0.79%	397,000	1.32%	8
15	PUMA North America, Inc.	NR / NR	$7,142,000	0.77%	155,000	0.51%	2
16	Ulta Beauty, Inc.	NR / NR	$7,029,000	0.75%	203,000	0.67%	19
17	Bank of America, N.A.	A- / A1	$6,723,000	0.72%	113,000	0.37%	20
18	Bob's Discount Furniture, LLC	NR / NR	$6,360,000	0.68%	235,000	0.78%	6
19	Amazon/Whole Foods	AA / A1	$6,206,000	0.67%	213,000	0.71%	5
20	Michaels Stores, Inc.	B- / B3	$5,954,000	0.64%	316,000	1.05%	14
21	Starbucks Corporation	BBB+ / Baa1	$5,768,000	0.62%	80,000	0.27%	44
22	Choice Hotels International, Inc.	BBB- / Baa3	$5,728,000	0.61%	109,000	0.36%	1
23	JPMorgan Chase Bank	A / A1	$5,605,000	0.60%	86,000	0.29%	20
24	Target Corporation	A / A2	$5,452,000	0.59%	588,000	1.95%	6
25	J.Crew Group, LLC	B / B3	$5,206,000	0.56%	102,000	0.34%	19
	Totals - Top 25 Tenants		$224,397,000	24.08%	8,691,000	28.82%	366

	Total (5):		$931,755,000	(2)	30,161,000	(4)

Notes:
(1)	Credit Ratings are as of June 30, 2025. Subsequent rating changes have not been reflected.
(2)	See Glossary of Terms.
(3)	Individual items may not add up to total due to rounding.
(4)	Excludes redevelopment square footage not yet placed in service.
(5)	Totals reflect both the commercial and residential portions of our properties.

Federal Realty Investment Trust
Reconciliation of FFO Guidance
June 30, 2025

The following table provides a reconciliation of the range of estimated earnings per diluted share to estimated FFO per diluted share for the full year 2025.

	Full Year 2025 Guidance Range (1)

	Low	High
Estimated net income available to common shareholders, per diluted share	$3.91	$4.01
Adjustments:
Estimated gain on sale of real estate, net	(0.90)	(0.90)
Estimated depreciation and amortization	4.15	4.15
Estimated FFO per diluted share	$7.16	$7.26

Estimated FFO per diluted share, excluding NMTC transaction income (4)	$7.01	$7.11
Note:
See Glossary of Terms. Individual items may not add up to total due to rounding.

Guidance Assumptions:

Comparable properties growth (2)	3.25% - 4%
Lease termination fees	$4 - $5 million
Incremental redevelopment/expansion POI (3)	$3 - $5 million
General and administrative expenses	$45 - $47 million
Development/redevelopment capital	$175 - $225 million
Capitalized interest	$13 - $14 million
NMTC transaction income, net (4)	$13.0 million
Notes:
(1)Does not assume the impact of potential acquisitions or dispositions which have not closed as of August 1, 2025.
(2)Includes a 0.4% negative impact from lower collection of prior period rents which were contractually deferred, specifically related to the COVID-19 pandemic.
(3)Includes the expected additional POI to be recognized in 2025 compared to the amount recognized in 2024 from all of the redevelopments listed on page 16. Does not include any additional POI from "Active Property Improvement Projects."
(4)In June 2018, we formed a joint venture to develop Freedom Plaza (formerly Jordan Downs Plaza), for which we own 92%. The investment in this development qualified for tax credits under the NMTC Program, established by the Community Renewal Tax Relief Act of 2000. In 2018, we transferred the earned tax credits to a third-party bank in exchange for cash proceeds. The proceeds received and related transaction costs were deferred until the end of the seven-year NMTC compliance period, which concluded in June 2025. As a result, for the three and six months ended June 30, 2025, we recognized $14.2 million ($13.0 million, net of income attributable to noncontrolling interest) in income related to the sale of the new market tax credits.

Glossary of Terms
EBITDA for Real Estate ("EBITDAre"): EBITDAre is a non-GAAP measure that the National Association of Real Estate Investment Trusts ("NAREIT") defines as: net income computed in accordance with GAAP plus net interest expense, income tax expense, depreciation and amortization, gain or loss on sale of real estate, impairments of real estate and change in control of interest, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. We calculate EBITDAre consistent with the NAREIT definition. As EBITDA is a widely known and understood measure of performance, management believes EBITDAre represents an additional non-GAAP performance measure, independent of a company's capital structure, that will provide investors with a uniform basis to measure the enterprise value of a company. EBITDAre also approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three and six months ended June 30, 2025 and 2024 is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
	(in thousands)
Net income	$159,956	$114,655	$226,534	$172,671
Interest expense	44,598	44,312	87,073	88,005
Other interest income	(905)	(1,051)	(1,648)	(2,534)
Income tax provision	69	321	37	223
Depreciation and amortization	89,241	85,049	176,187	168,453
Gain on sale of real estate	(76,501)	(52,280)	(77,672)	(52,280)
Adjustments of EBITDAre of unconsolidated affiliates	1,816	1,898	3,650	3,942
EBITDAre	$218,274	$192,904	$414,161	$378,480

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.
Property Operating Income: Rental income and mortgage interest income, less rental expenses and real estate taxes.
Overall Portfolio: Includes all consolidated operating properties owned in reporting period.
Comparable Properties: Represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. Comparable property growth statistics are calculated on a GAAP basis.
Annualized Base Rent (ABR): Represents aggregate, annualized in-place contractual (defined as rents billed on a cash basis without taking the impact of rent abatements into account) minimum rent for all occupied spaces as of the reporting period.
Retail Leasing Summary - Lease Rollover Calculation: The rental increases associated with comparable spaces generally include all leases signed for retail space in arms-length transactions reflecting market leverage between landlords and tenants during the period, excluding leases at properties sold during the quarter or under contract to be sold. The comparison between the rent for expiring leases and new leases is determined by including contractual rent on the expiring lease, including percentage rent considered to be part of base rent, and the comparable annual rent and in some instances, projections of percentage rent, to be paid on the new lease. In atypical circumstances, management may exercise judgement as to how to most effectively reflect the comparability of rents reported in the calculation. The change in rental income on comparable space leases is impacted by numerous factors including current market rates, location, individual tenant creditworthiness, use of space, market conditions when the expiring lease was signed, capital investment made in the space and the specific lease structure.
Tenant Improvements and Incentives: Represents the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.
General: Property related statistics are the for the consolidated property portfolio except where noted.